Exhibit 4.2

Exhibit B

THIS WARRANT AND ANY SHARES ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED FOR SALE UNDER ALL APPLICABLE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, ANY SUCH OFFER, SALE OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH SECURITIES LAWS.

No. _________	____, 2015

LEO MOTORS, INC.
WARRANT TO PURCHASE COMMON STOCK
VOID AFTER 5:00 P.M. Eastern Time on ________, 2016

THIS CERTIFIES that, for the value received, the holder identified on the last page of this Warrant (the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date of this Warrant and on or prior to 5:00 p.m. Eastern Time on  ___, 2016 (the “Expiration Time”), but not thereafter, to subscribe for and purchase, from Leo Motors, Inc., a Nevada corporation (the “Company”), up to ________ shares (the “Shares”) of the Company's common stock, par value $0.001 per share (the “Common Stock”)  at a purchase price per share equal to $0.15, subject to adjustments hereunder (the "Exercise Price"). The Exercise Price may be adjusted, in the sole discretion and option of the Holder, to a price equal to eighty-five (85%) of the average trading price of the Common Stock for the 30 day immediately preceding the date of exercise.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Amended and Restated Securities Purchase Agreement dated as of July 2, 2015, between Borrower and the Holder (as amended, modified or supplemented from time to time, the “Purchase Agreement”).

               1. Exercise of Warrant.

(a) The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time after the date of this Warrant  and before the Expiration Time by the surrender of this Warrant (in the event of the exercise of this entire Warrant) and submission of the Notice of Exercise (in accordance with the Notice provisions of the Purchase Agreement) annexed hereto duly executed and upon payment of an amount equal to the aggregate Exercise Price for the number of Shares thereby purchased (by cash or by check or certified bank check payable to the order of the Company in an amount equal to the purchase price of the shares thereby purchased); whereupon the Holder shall be entitled to receive a stock certificate representing the number of Shares so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

Upon partial exercise of this Warrant, the Holder shall be entitled to receive from the Company, upon request of the Holder and return to the Company of this Warrant, a new Warrant in substantially identical form for the purchase of that number of Shares as to which this Warrant shall not have been exercised. Certificates for Shares purchased hereunder shall be delivered to the Holder at the address set forth in the Exercise Notice within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid.

In the event that any principal amount or interest under the Notes remains outstanding at the time of exercise, the Holder may choose to use part or all of the outstanding amount to offset part or all of the aggregate Exercise Price in connection with the exercise.

(b) The Warrant may be exercised, in whole or in part, at any time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP (as defined below) on the Trading Day immediately preceding the date of such election;

(B) = the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

For purposes of this Warrant, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed on a Trading Market (as defined below), the daily volume weighted average price of the Common Stock for the ten (10) trading days prior to such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:00 p.m. New York City time); (b) if the Common Stock is not then listed on the Trading Market and if prices for the Common Stock are then reported by the OTC Bulletin Board or published by OTC Markets Group Inc. (formerly Pink Sheets LLC), the average bid price per share of the Common Stock so reported for the twenty (20) trading days prior to such date; or (c) in all other cases, the fair market value of a share of Common Stock as determined in good faith by the Company’s board of directors. For purposes of this Warrant, “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, NYSE MKT, NASDAQ Capital Market, NASDAQ Global Market, or NASDAQ Global Select Market.

2. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. This Warrant will only be exercisable for whole numbers of Shares.

3. Charges, Taxes and Expenses. The Holder shall pay all issue and transfer taxes and other incidental expenses in respect of the issuance of certificates for Shares upon the exercise of this Warrant, and such certificates shall be issued in the name of the Holder of this Warrant.

    4. No Rights as a Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof.

5. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction of this Warrant, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, and upon reimbursement to the Company of all reasonable expenses incidental thereto, the Company will make and deliver to the Holder, in lieu thereof, a new Warrant in substantially identical form and dated as of such cancellation.

6. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the United States or the State of New York, then such action may be taken or such right may be exercised on the next succeeding business.

    7. Merger, Reclassification, etc.

(a) Merger, etc. If at any time the Company proposes (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation or stock issuance) that results in the transfer of fifty percent (50%) or more of the then outstanding voting power of the Company; or (B) a sale of all or substantially all of the assets of the Company, then the Company shall give the Holder ten (10) days notice of the proposed effective date of the transaction. If, in the case of such acquisition of the Company, and the Warrant has not been exercised by the effective date of the transaction, this Warrant shall be exercisable into the kind and number of shares of stock or other securities or property of the Company or of the entity resulting from such merger or acquisition to which such Holder would have been entitled if immediately prior to such acquisition or merger, it had exercised this Warrant. The provisions of this Section 7(a) shall similarly apply to successive consolidations, mergers, sales or conveyances.

(b) Reclassification, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant shall thereafter be to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change. If the Shares are subdivided or combined into a greater or smaller number of Shares, the Exercise Price under this Warrant shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares, in both cases by the ratio which the total number of Shares to be outstanding immediately after such event bears to the total number of Shares outstanding immediately prior to such event.

(c) Cash Distributions. No adjustment on account of cash dividends or interest on the Shares or other securities purchasable hereunder will be made to the Exercise Price under this Warrant.

8. Restrictions on Transfer.

(a) Restrictions on Transfer of Shares. In no event will the Holder make a disposition of this Warrant or the Shares unless and until, if requested by the Company, it shall have furnished the Company with an opinion of counsel satisfactory to the Company and its counsel to the effect that appropriate action necessary for compliance with the Securities Act of 1933, as amended (the “Securities Act") relating to sale of an unregistered security has been taken. Notwithstanding the foregoing, the restrictions imposed upon the transferability of the Shares shall terminate as to any particular Share when (i) such security shall have been sold without registration in compliance with Rule 144 under the Securities Act, or (ii) a letter shall have been issued to the Holder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Holder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required, or (iii) such security shall have been registered under the Securities Act and sold by the Holder thereof in accordance with such registration.

(b) Subject to the provisions of Section 8(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment at the principal office of the Company.

(c) Restrictive Legends. The stock certificates representing the Shares and any securities of the Company issued with respect thereto shall be imprinted with legends restricting transfer except in compliance with the terms hereof and with applicable federal and state securities laws substantially as follows:

              “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT”.

9. Miscellaneous.

(a) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such state.

(b) Restrictions. The Holder acknowledges that the Shares acquired upon the exercise of this Warrant may have restrictions upon its resale imposed by state and federal securities laws.

(c) Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

 (d) Modifications.  This Warrant may not be amended, altered or modified except by a writing signed by the Company and the Holder of this Warrant.

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IN WITNESS WHEREOF, LEO MOTORS, INC. has caused this Warrant to be executed by its duly authorized representative dated as of the date first set forth above.

LEO MOTORS, INC.

By:      ____________________
Name: Shi Chul Kang
Title:  Co-CEO

By:      ____________________
Name: Jun Heng Park
Title:  Co-CEO

NOTICE OF EXERCISE

TO:           LEO MOTORS, INC., a Nevada corporation

(1)           The undersigned hereby elects to purchase _______  shares of Common Stock (the "Shares") of Leo Motors, Inc. (“Company”) pursuant to the terms of the Warrant, dated ______, 2015, issued by the Company to the undersigned (the “Warrant”), and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

(2)           Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

(Print Name):________________________________________

Address:  ___________________________________________

(3)           The undersigned confirms that it is an “accredited investor” as defined by Rule 501(a) under the Securities Act of 1933, as amended, at the time of execution of this Notice.

(4)           The undersigned accepts such Shares subject to the restrictions on transfer set forth in the Warrant.

(5)           The undersigned acknowledges that the Company has given it access to all information relating to the Company’s business that the undersigned has requested.  The undersigned has reviewed all materials relating to the Company’s business, financial condition and operations which it has requested and the undersigned has reviewed all of such materials as the undersigned, in the undersigned’s sole and absolute discretion has deemed necessary or desirable.  The undersigned has had an opportunity to discuss the business, management and financial affairs of the Company with the Company’s management.  Specifically but not by way of limitation, the undersigned acknowledges the Company’s publicly available filings made periodically with the SEC, which filings are available at www.sec.gov and which filings the undersigned acknowledges reviewing or having had the opportunity of reviewing.

(6)           The undersigned acknowledges that it has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (i) evaluating the merits and risks of an investment in the Shares and making an informed investment decision in connection therewith; (ii) protecting its own interest; and (iii) bearing the economic risk of such investment for an indefinite period of time for shares which are not transferable or freely tradable.  The undersigned hereby agrees to indemnify the Company and the officers, directors and employees thereof harmless against all liability, costs or expenses (including reasonable attorneys’ fees) arising by reason of or in connection with any misrepresentation or any breach of warranties or representations of the undersigned contained in this Notice, or arising as a result of the sale or distribution of the Shares issuable upon exercise of the Warrants.  The representations and warranties contained herein shall be binding upon the heirs, legal representatives, successors and assigns of the undersigned.

Date:_____________________	___________________________________
(Signature)
___________________________________
(Print Name)